COSMOPOLITAN LIFE INSURANCE COMPANY
                              North Little Rock, Arkansas
                                  FINANCIAL STATEMENTS
                   (STATUTORY BASIS) AND SUPPLEMENTARY INFORMATION
                          For the year ended December 31, 2004
                                         And
                                  AUDITOR'S REPORT

































                          COSMOPOLITAN LIFE INSURANCE COMPANY
                               North Little Rock, Arkansas
                                   FINANCIAL STATEMENTS
                     (STATUTORY BASIS) AND SUPPLEMENTAL INFORMATION
                           For the year ended December 31, 2004



Contents                                                                Page
--------------------------------------------------------------------   ------
Auditor's Report on Financial Statements

Statements of Admitted Assets, Liabilities,
   And Surplus (Statutory Basis)  . . . . . . . . . . . . . . . . . . .    1

Statement of Income (Statutory Basis) . . . . . . . . . . . . . . . . .    2

Statement of Changes in Capital and Surplus (Statutory Basis) . . . . .    3

Statement of Cash Flows (Statutory Basis) . . . . . . . . . . . . . . .    4

Notes to Financial Statements
 Note 1 -   Summary of Significant Accounting Policies  . . . . . . . .    5
 Note 2 -     Accounting Changes  . . . . . . . . . . . . . . . . . . .    6
 Note 3 -     Business Combinations and Goodwill  . . . . . . . . . . .    6
 Note 4 -     Discontinued Operations . . . . . . . . . . . . . . . . .    6
 Note 5 -     Investments . . . . . . . . . . . . . . . . . . . . . . .    6
 Note 6 -   Joint Ventures, Partnerships, and Limited Liability Companies  6
 Note 7 -   Investment Income . . . . . . . . . . . . . . . . . . . . .    6
 Note 8 -   Derivative Instruments  . . . . . . . . . . . . . . . . . .    6
 Note 9 -   Federal Income Taxes  . . . . . . . . . . . . . . . . . . .    7
 Note 10 - Information Concerning Parent, Subsidiary, and Affiliates. .    8
 Note 11 - Debt . . . . . . . . . . . . . . . . . . . . . . . . . . . .    8
 Note 12 - Retirement Plans . . . . . . . . . . . . . . . . . . . . . .    8
 Note 13 - Capital and Surplus and Dividend Restrictions  . . . . . . .    8
 Note 14 - Commitments and Contingencies. . . . . . . . . . . . . . . .    8
 Note 15 - Leases . . . . . . . . . . . . . . . . . . . . . . . . . . .    8
 Note 16 - Information about Financial Instruments with Off-Balance
                Sheet Risk and Financial Instruments with Concentrations
                of Credit Risk. . . . . . . . . . . . . . . . . . . . .    8
 Note 17 - Sale, Transfer, and Servicing of Financial Assets and
                Extinguishments of Liabilities  . . . . . . . . . . . .    8
 Note 18 - Gain or Loss to the Reporting Entity from Uninsured
                Accident and Health Plans and the Uninsured Portion
                of Partially Insured Plans  . . . . . . . . . . . . . .    8
 Note 19 - Direct Premium Written/Produced by Managing General
                Agents/Third Party Administrators . . . . . . . . . . .    9









                          COSMOPOLITAN LIFE INSURANCE COMPANY
                               North Little Rock, Arkansas
                                   FINANCIAL STATEMENTS
                     (STATUTORY BASIS) AND SUPPLEMENTAL INFORMATION
                           For the year ended December 31, 2004

Contents                                                                 Page

Notes to Financial Statements (continued)

 Note 20 - Other Items  . . . . . . . . . . . . . . . . . . . . . . . .    9
 Note 21 - Subsequent Events  . . . . . . . . . . . . . . . . . . . . .    9
 Note 22 - Reinsurance  . . . . . . . . . . . . . . . . . . . . . . . .    9
 Note 23 - Retrospectively Rated Contracts and Contracts
               Subject to Redetermination . . . . . . . . . . . . . . .    10
 Note 24 - Change in Incurred Losses and Loss Adjustment Expenses . . .    10
 Note 25 -     Intercompany Pooling Arrangements                           10
 Note 26 - Structured Settlements . . . . . . . . . . . . . . . . . . .    10
 Note 27 - Health Care Receivables. . . . . . . . . . . . . . . . . . .    10
 Note 28 - Participating Policies . . . . . . . . . . . . . . . . . . .    10
 Note 29 - Premium Deficiency Reserves. . . . . . . . . . . . . . . . .    10
 Note 30 - Reserves for Life Contracts and Deposit Type Contracts . . .    10
 Note 31 -Analysis of Annuity Actuarial Reserves and Deposit
                Liabilities by Withdrawal Characteristics . . . . . . .    10
 Note 32 - Premium and Annuity Considerations Deferred and
                Uncollected . . . . . . . . . . . . . . . . . . . . . .    10
 Note 33 - Separate Accounts. . . . . . . . . . . . . . . . . . . . . .    10
 Note 34 - Loss/Claim Adjustment Expenses . . . . . . . . . . . . . . .    10
 Note 35 - Reconciliation of Differences between Statutory Audited
                Financial Statements and Filed Statutory Financial
                Statements  . . . . . . . . . . . . . . . . . . . . . . 10-12

Supplemental Schedule of Selected Statutory Basis Financial Data. . . . 13-16
Supplemental Summary of Investment Schedule . . . . . . . . . . . . . . 17-18
Supplemental Investment Risks interrogatories . . . . . . . . . . . . . 19-21












                        Wieseneck, Andres & Company, P.A.
                          Certified Public Accountants
                             772 U. S. Highway 1
                         North Palm Beach, FL  33408
                                 (561)626-0400

THOMAS B. ANDRES, C.P.A.*. C.V.A.                          Fax 561-626-3453
PAUL M.WIESENECK, C.P.A.
*Regulated by the State of Florida

                              INDEPENDENT AUDITORS' REPORT

To the Board of Directors
   Cosmopolitan Life Insurance Company
   North Little Rock, Arkansas

We have audited the accompanying statements of admitted assets, liabilities and surplus - statutory basis of Cosmopolitan Life Insurance Company (the Company) as of December 31, 2004 and the related statements of income, changes in capital and surplus, and cash flows - statutory basis, for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with Auditing Standards Generally Accepted in the United States of America. Those standards require that we plan and perform our audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

As discussed more fully in Note "1" of the financial statements, these financial statements were prepared in conformity with the accounting practices prescribed or permitted by the Insurance Department of the State of Arkansas, which is a comprehensive basis of accounting other than Accounting Principles Generally Accepted in the United States of America.

In our opinion, the financial statements referred to above present fairly, in all material respects, the admitted assets, liabilities and surplus of the Company at December 31, 2004, and the results of its operations and its cash flows for the year then ended, on the basis of accounting described in Note "1".

Our audit was conducted for the purpose of forming an opinion on the basic statutory financial statements taken as a whole. The supplemental schedules of selected financial data, summary of investments, and investment risk interrogatories as of and for the year ended December 31, 2004, are presented for complying with the National Association of Insurance Commissioners Instructions to Annual Audited Financial Reports and are not a required part of the basic financial statements. This additional information is the responsibility of the Company's management. Such information has been subjected to the auditing procedures applied in our audit of the basic statutory basis financial statements, and in our opinion, is fairly stated in all material respects when considered in relation to the basic statutory basis financial statements taken as a whole.

This report is intended solely for the information and use of the Board of Directors and the management of the Company and for filing with state insurance departments to whose jurisdiction the Company is subject and is not intended to be and should not be used by anyone other than these specified parties.

/s/ Wieseneck, Andres & Company, P.A.

North Palm Beach, Florida
March 4, 2005
COSMOPOLITAN LIFE INSURANCE COMPANY
STATEMENT OF ADMITTED ASSETS, LIABILITIES AND SURPLUS
(STATUTORY BASIS)
December 31, 2004

                             ADMITTED ASSETS
General Account
 Cash and short-term investments (Note 1)               $  2,176,295
 Investment income due and accrued (Note 1)                    2,000
                                                         -----------
 Total Cash and Invested Assets                                     $ 2,178,295
                                                                     -----------
Uncollected premiums
 (net of allowance for uncollectible premiums of $33,508)     78,186
Funds held with reinsurance company                           30,380
Other amounts receivable - reinsurance contracts             142,076
Refundable income taxes                                       15,967
Net deferred tax asset (Note 9)                               76,834
                                                         -----------
                                                                        343,443
                                                                     -----------
Total Admitted Assets Excluding Separate Accounts                     2,521,738

Separate Accounts Assets                                                      -
                                                                     -----------
Total Admitted Assets                                               $ 2,521,738
                                                                     ===========
                   LIABILITIES AND CAPITAL AND SURPLUS
Liabilities
General Account
  Aggregate reserve for life policies
    and contracts (Note 30)                                  50,794
  Policy contract claims                                  1,463,607
  Premiums received in advance                               94,086
  Deposit on hand                                            18,578
  General expense due or accrued (Note 1)                    46,301
  Other taxes and licenses due                                3,200
                                                         -----------
Total Liabilities excluding Separate Accounts                         1,676,566

Separate Accounts Liabilities                                                 -
                                                                     -----------
               Total Liabilities                                      1,676,566

Capital and Surplus
 Class A common stock - $10 par value
  31,000 shares authorized issued and outstanding           310,000
 Class B common stock - $10 par value
  10,000 shares authorized, issued and outstanding          100,000
 Unassigned funds                                           435,172
                                                         -----------
Total Capital and Surplus                                               845,172
                                                                     -----------
Total Liabilities and Capital and Surplus                           $ 2,521,738
                                                                     ===========
                                        Page 1
See Accompanying Notes
COSMOPOLITAN LIFE INSURANCE COMPANY
STATEMENT OF INCOME
(STATUTORY BASIS)
For the year ended December 31, 2004

Revenues Earned
  Premiums and annuity considerations (Note 1)        $  5,838,668
  Net investment income (Note 7)                            16,769
  Other income                                             509,894
                                                        -----------
  Total Revenues Earned                                               6,365,331
                                                                     -----------
Benefits and Other Deductions
  Death benefits                                             4,743
  Benefits under accident and health policies            6,586,666
  Increase in aggregate reserves for life
    and annuity contracts                                    1,674
  Commissions                                                   39
  Commissions and expense allowances
    on reinsurance assumed                                 234,323
  General insurance expenses (Note 1)                      285,464
  Taxes, licenses and fees                                   8,669
                                                        -----------
Total Benefits and Other Deductions                                   7,121,579
                                                                     -----------
Net Loss From Operations
 Before Federal Income Taxes                                           (756,247)

Increase in deferred tax asset (Note 9)                                  20,409
                                                                     -----------
Net Loss                                                               (735,838)
                                                                     ===========






















                                         Page 2
See Accompanying Notes

COSMOPOLITAN LIFE INSURANCE COMPANY
STATEMENT OF CHANGES IN CAPITAL AND SURPLUS
(STATUTORY BASIS)
For the year ended December 31, 2004
                                                                 Total Capital
                            Common stock   Unassigned funds       and surplus
                           --------------  -----------------  ------------------

BALANCE - January 1, 2004   $   410,000   $      541,010     $          951,010

Surplus notes                         -          625,000                625,000

Other                                 -            5,000                  5,000

Net loss                              -         (735,838)             ( 735,838)
                           --------------  -----------------  ------------------
BALANCE - December 31, 2004 $  410,000    $      435,172     $          845,172
                           ==============  =================  ==================



































                                         Page 3
See Accompanying Notes


COSMOPOLITAN LIFE INSURANCE COMPANY
STATEMENT OF CASH FLOWS
(STATUTORY BASIS)
For the year ended December 31, 2004



INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS:

Cash From Operating Activities
 Premiums and annuity considerations   $      5,708,288
 Investment income received                      14,816
 Other income                                   509,894
                                           -------------
 Total Operational Items Providing Cash                  $ 6,232,998

 Death benefits and benefits under
  accident and health policies                6,119,912
 Commissions, other expenses and taxes          499,635
 Federal income tax paid
  (excluding tax on capital gains)               15,967
                                           -------------
 Total Operational Items Using Cash                        6,635,514
                                                        -------------
   Net Cash Used In Operating Activities                    (402,516)

Cash From Financing Activities
 Surplus notes issued                          625,000
 Other additions to surplus                      5,000
                                           -------------
   Net Cash Provided By Financing Activities                630,000
                                                       -------------

Net Change in Cash and Short-Term Investments               227,484


Cash and Short-Term investments

  Beginning of Year                                       1,948,811
                                                       -------------
  End of Year                                             2,176,295
                                                       =============












                                          Page 4
See Accompanying Notes



COSMOPOLITAN LIFE INSURANCE COMPANY
NOTES TO FINANCIAL STATEMENTS
NOTE 1 - SUMMARY OF SIGNAFICANT ACCOUNTING POLICIES:

Nature of Operations

Cosmopolitan Life insurance Company (the Company) is an Arkansas domiciled stipulated premium life and disability insurance company. The Company sells non-participating group term life insurance, final expense policies, dental and reinsurance to employers' health plans.

Basis of Reporting

The accompanying statutory basis financial statements of the Company are presented on the basis of accounting practices prescribed or permitted by the Arkansas Insurance Department.

The State of Arkansas has adopted the National Association of Insurance Commissioners' (NAIC) Accounting Practices and Procedures Manual - As of March 2004, (NAIC SAP) as the basis of its statutory accounting practices.

Accounting practices and procedures of the NAIC as prescribed or permitted by the Arkansas Insurance Department comprise a comprehensive basis of accounting other than accounting principles generally accepted in the United States of America (GAAP). The most significant differences that affect the Company are as follows:

* acquisition costs, including commissions and other costs related to acquiring new business, are charged to current operations as incurred instead of being deferred and amortized over the inforce period of the policies;

* uncollected premiums that have been due for 90 days, or receivable from any one entity in which any portion is over 90 days due are not admitted as assets;

* deferred tax assets that will not provide a benefit within one year are not admitted as assets;

* financial statement formats may differ in some respects from generally accepted accounting principles.

For the purpose of reporting cash flows, cash and short-term investments include cash on hand and on deposit and short-term investments with an original maturity of one year or less.


Reserves for Life Contingent Products and Accident and Health Policies

Policy reserves provide amounts adequate to discharge estimated future obligations in excess of estimated future premiums on policies in force. Aggregate reserves for life policies and contracts, and policy and contract claims are provided in accordance with statutory requirements.


Investments

Short-term investments include all investments whose maturities, at the time of acquisition, are one year or less and are stated at amortized cost, which approximates fair value.

Investment income consists primarily of interest. Interest is recognized on an accrual basis.


Use of Estimates in the Financial Statements

The preparation of financial statements in conformity with NAIC SAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities. It also requires disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenue and expenses during the period. Actual results could differ from these estimates.

COSMOPOLITAN LIFE INSURANCE COMPANY
NOTES TO FINANCIAL STATEMENTS
NOTE 1 - SUMMARY OF SIGNAFICANT ACCOUNTING POLICIES: (continued)

Premiums and Related Commissions

Life insurance premiums are recognized as income over the premium paying period of the policies.

Expenses incurred in connection with acquiring new insurance business, including acquisition costs, are charged to operations as incurred.


Concentration of Credit Risk

The Company maintains cash balances at several banks. Accounts at each financial institution are insured by the Federal Deposit Insurance Corporation for up to $100,000. At times throughout the year, the Company's cash balance exceeded the insured coverage.


NOTE 2 - ACCOUNTING CHANGES:

None are noted.


NOTE 3 - BUSINESS COMBINATIONS AND GOODWILL:

None are noted.


NOTE 4 - DISCONTINUED OPERATIONS:

None are noted.


NOTE 5 - INVESTMENTS:

There are no mortgage loans, debt restructuring, reverse mortgages, loan-backed securities, or repurchase agreements.


NOTE 6 - JOINT VENTURES, PARTNERSHIPS, AND LIMITED LIABILITY COMPANIES:

The Company has no investments in joint ventures, partnerships, or limited liability companies that exceed 10% of its admitted assets.


NOTE 7 - INVESTMENT INCOME:

Net investment income arose from the following sources for the year ended December 31, 2004.

          Cash and short-term investments      $        16,769
          Less investment related expenses
                                              ------------------
          Net investment income                $        16,769
                                              ==================


NOTE 8 - DERIVATIVE INSTRUMENTS:

None are noted.

COSMOPOLITAN LIFE INSURANCE COMPANY NOTES TO FINANCIAL STATEMENTS

NOTE 9 - FEDERAL INCOME TAXES:

Federal income tax expense has been calculated in accordance with the provisions of the Internal Revenue Code, as amended.

The following is a reconciliation of the Federal income tax expense based on net gain from operations before income taxes, computed using the Federal statutory tax rate of 35%, with the income tax expense for the year ended December 31, 2004:

The components of the net deferred tax assets are as follows:

   Total of all deferred tax assets (admitted and non-admitted) $  292,907

   Total of all deferred tax liabilities

   Total of deferred tax assets (non-admitted)                     216,073

   Increase in deferred tax assets (non-admitted)                   64,782


The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liabilities are as follows:

   Deferred Tax Assets:

   Deferred policy acquisition costs                       $      292,907
                                                            --------------
   Total deferred tax assets                               $      292,907
                                                            ==============
   Total deferred tax assets (non-admitted)                $      216,073
                                                            ==============

   Deferred Tax Liabilities                                             -
                                                            ==============

   Net Deferred Tax Asset Admitted                         $       76,834
                                                            ==============

The changes in the main components of deferred tax assets and deferred tax liabilities for the year ended December 31 2004 are as follows:

Deferred Tax Assets:

   Deferred policy acquisition costs                       $       85,191
                                                            --------------
   Total deferred tax assets                               $       85,191
                                                            ==============

   Total deferred tax assets (non-admitted)                $       64,782
                                                            ==============

   Deferred Tax Liabilities                                $            -
                                                            ==============

   Net Deferred Tax Asset Admitted                         $       20,409
                                                            ==============

COSMOPOLITAN LIFE INSURANCE COMPANY NOTES TO FINANCIAL STATEMENTS

NOTE 10 - INFORMATION CONCERNING PARENT, SUBSIDIARY, AND AFFILIATES:

The Company and Advanced Insurance Group of America, d/b/a Advanced Insurance Administration (AIA), an affiliates, are parties to a service agreement whereby AIA acts as the third party administrator for the Company's dental, group term life, and health plans. During the year ended December 31, 2004, the Company paid AIA approximately $ 49,000 in administrative fees associated with the direct insurance plans. AIA distributed $5,398,600 of premium income, before reinsurance ceded, to the Company for all plans.


NOTE 11 - DEBT:

No capital notes or other debt noted.


NOTE 12 - RETIREMENT PLANS:

None are noted.


NOTE 13 - CAPITAL AND SURPLUS AND DIVIDEND RESTRICTIONS:

The maximum amount of dividends, which can be paid to stockholders during a 12-month period by insurance companies domiciled in Arkansas, without prior approval of the Insurance Commissioner, is restricted by Arkansas law. The primary dividend restriction is the lesser of 10% of capital and surplus on the most recent preceding annual statement or the net gain from operations on the most recent preceding annual statement. Accordingly, the maximum dividend that may be paid by the Company in 2005 without prior approval is $-0-. No dividends were paid for the year ended December 31, 2004.

The portion of unassigned funds (surplus) represented or reduction by each item below as of December 31, 2004 is as follows:

     Reinsurance in unauthorized companies                 $              -
                                                            ================

During the year ended December 31, 2004, the Company did not declare a stock dividend. As of December 31, 2004, there are 31,000 shares Class A common stock authorized, issued, and outstanding and 10,000 shares of Class B common stock authorized, issued, and outstanding.


NOTE 14 - COMMITMENTS AND CONTINGENCIES:

None are noted.


NOTE 15 - LEASES:

None are noted.


NOTE 16 - INFORMATION ABOUT FINANCIAL INSTRUMENTS WITH OFF-BALANCE SHEET RISK AND FINANCIAL INSTRUMENTS WITH CONCENTRATIONS OF CREDIT RISK:

None are noted.


NOTE 17 - SALE, TRANSFER, AND SERVICING OF FINANCIAL ASSETS AND EXTINGUISHMENTS OF LIABILITIES:

None are noted.


NOTE 18 - GAIN OR LOSS TO THE REPORTING ENTITY FROM UNINSURED ACCIDENT AND HEALTH PLANS AND THE UNINSURED PORTION OF PARTIALLY INSURED PLANS:

None are noted.

COSMOPOLITAN LIFE INSURANCE COMPANY NOTES TO FINANCIAL STATEMENTS


NOTE 19 - DIRECT PREMIUM WRITTEN/PRODUCED BY MANAGING GENERAL AGENTS/THIRD PARTY
ADMINISTRATORS:

Advanced Insurance Group of America, d/b/a Advanced Insurance Administration
(AIA) provides third party administrative services to the Company. AIA's federal identification number is 71-0695771 and is located at 1525 Merrill Drive, Suite 2000, Little Rock, Arkansas, 72211. AIA holds an exclusive contract to collect premiums, pay claims, adjust claims, and underwrite for the Company's dental and group term life plans. Total premiums collected by AIA for the year ended December 31, 2004 was approximately $341,000.


NOTE 20 - OTHER ITEMS:

None are noted.


NOTE 21 - SUBSEQUENT EVENTS:

None are noted.


NOTE 22 - REINSURANCE:

In the normal course of business, the Company seeks to limit its exposure to loss on accident and heath plans and to recover a portion of benefits paid by ceding reinsurance to other insurance enterprises or reinsurers under indemnity reinsurance agreements, primarily excess coverage and coinsurance agreements.

Indemnity reinsurance agreements do not relieve the Company from its obligation to contract owners. Failure of reinsurers to honor their obligations could result in losses to the Company. The Company regularly evaluates the financial condition of its reinsurers so as to minimize its exposure to significant losses from reinsurer insolvencies.

Amounts recoverable from reinsurers are estimated based upon assumptions consistent with those used in establishing the liabilities related to the underlying reinsured contracts. Management believes the recoverables are appropriately established.

Ceded Reinsurance

The Company does not own in excess of 10%, or control, either directly or indirectly through a representative, officer, trustee, or director of the Company, any reinsurance companies designated as non-affiliated at December 31, 2004.

The Company has not issued any policies that are reinsured with a company chartered outside the United States that is owned in excess of 10% or controlled, either directly or indirectly, by an insured, a beneficiary, a creditor, or any other person not primarily engaged in the insurance business at December 31, 2004.

The Company does not have any reinsurance agreements in effect at December 31, 2004 under which the reinsurer may unilaterally cancel for any reasons other than nonpayment of premium or other similar credits.

The Company does not have any reinsurance agreements in effect that the amount of losses paid or accrued at December 31, 2004 results in a payment to a reinsurer for an amount that, in aggregate and allowing for offset of mutual credits from other reinsurance agreements with the same reinsurer, exceeds the total direct premiums collected under the reisured policies.

The estimated amount of the aggregate reduction in surplus (for agreements other than those under which the reinsurer may unilaterally cancel for reasons other than for nonpayment of premium or other similar credits) of termination of all reinsurance agreements, by either party, as of December 31, 2004 is $-0-.

The Company had no uncollectible reinsurance during the year ended December 31. 2004.

The Company commuted no reinsurance during 2004.

COSMOPOLITAN LIFE INSURANCE COMPANY NOTES TO FINANCIAL STATEMENTS


NOTE 23 - RETROSPECTIVELY RATED CONTRACTS AND CONTRACTS SUBJECT TO REDETERMINIATION:

None are noted.


NOTE 24 - CHANGE IN INCURRED LOSSES AND LOSS ADJUSTMENT EXPENSES:

None are noted.


NOTE 25 - INTERCOMPANY POOLING ARRANGEMENTS:

None are noted.


NOTE 26 - STRUCTURED SETTLEMENTS:

None are noted.


NOTE 27 - HEALTH CARE RECEIVABLES;

None are noted.


NOTE 28 - PARTICIPATING POLICIES:

None are noted.


NOTE 29 - PREMIUM DEFICIENCY RESERVES:

None are noted.


NOTE 30 - RESERVES FOR LIFE CONTRACTS AND DEPOSIT TYPE CONTRACTS:

During the year ended December 31, 2004, the aggregate reserve for life policies increased by $1,674. On December 31, 2004, the aggregate reserve for life policies was $50,794 per independent actuarial calculations.


NOTE 31 - ANALYSIS OF ANNUITY ACTUARIAL RESERVES AND DEPOSIT LIABILITIES BY WITHDRAWAL CHARACTERISTICS:

None are noted.


NOTE 32 - PREMIUM AND ANNUITY CONSIDERATIONS DEFERRED AND UNCOLLECTED:

None are noted.


NOTE 33 - SEPARATE ACCOUNTS:

None are noted.


NOTE 34 - LOSS/CLAIM ADJUSTMENT EXPENSES:

None are noted.


NOTE 35 -RECONCILIATION OF DIFFERENCES BETWEEN STATUTORY AUDITED FINANCIAL STATEMENTS AND FILED STATUTORY FINANCIAL STATEMENTS:

The audited financial statements for the year ended December 31, 2004 were adjusted from the financial statements filed with regulatory authorities as a result of changes in classifications, income, federal income tax, and application of admitted assets discovered after filing of the statements with regulatory authorities.

COSMOPOLITAN LIFE INSURANCE COMPANY
NOTES TO FINANCIAL STATEMENTS

NOTE 35 -RECONCILIATION OF DIFFERENCES BETWEEN STATUTORY AUDITED FINANCIAL STATEMENTS AND FILED STATUTORY FINANCIAL STATEMENTS: (continued)

A summary of the differences between the December 31, 2004 audited financial statements and the statutory financial statements are as follows:

                                                                     Difference
                                       Audited        Financial         Between
                                      Financial       Statements       as Filed
                                     Statements        As Filed     and Audited
                                   --------------   --------------- -----------
Statement of Operations

Premiums and annuity considerations $   5,838,668  $   5,272,988   $   565,680

Net investment income                      16,769         14,769         2,000

Other income                              509,894        522,926       (13,033)

Death benefits and benefits under
 accident and health policies           6,586,666      6,565,086        21,580

Decrease in aggregate reserves for
life and accident and health contracts      1,674              -         1,674

General insurance expense                 285,464        302,169       (16,705)

Federal income tax expense                (20,409)       (47,906)       24,797


Balance Sheet

Cash                                    2,176,295      2,178,090        (1,795)

Investment income due and accrued           2,000              -         2,000

Funds held with reinsurance company        30,380         29,590           790

Refundable income taxes                    15,967              -        15,967

Deferred tax asset                         76,834         55,799        21,035

Deposit on hand                            18,578              -        18,578

Total capital and surplus                (845,172)      (825,752)       19,420

COSMOPOLITAN LIFE INSURANCE COMPANY NOTES TO FINANCIAL STATEMENTS

NOTE 35 -RECONCILIATION OF DIFFERENCES BETWEEN STATUTORY AUDITED FINANCIAL STATEMENTS AND FILED STATUTORY FINANCIAL STATEMENTS: (continued)

Premiums and annuity considerations were increased to correct for a duplicate adjustment made to the 2004 financial statements filed with the regulatory authorities. This adjustment was properly made to the 2003 audited financial statements to comply with statements of statutory accounting principles number 6.

Net investment income and investment income due and accrued were increased for accrued interest income.

Death benefits and benefits under accident and health policies, deposits on hand and funds held with reinsurance companies were increased for deposits which were inadvertently applied to reduce benefits expenses.

Death benefits and benefits under accident and health policies were increased for the allocation of losses to a third party under a profit/loss sharing agreement.

Decrease in aggregate reserves for accident and health contracts and death benefits and benefits under accident and health policies were segregated.

General insurance expense and other income were reduced in order to net reimbursable commission expense and other income. The payment was recorded as an expense and the receivable was recorded as income instead of being offset against the expense.

Federal income tax expense was adjusted for income tax paid in 2003 and refunded and reported as income in 2004. Estimated federal income tax paid in 2004 was reclassified as refundable income taxes. Federal income tax expense was reduced and deferred tax asset increased for an increase in the deferred tax asset according to statements of statutory accounting principles number 10.

Cash was reduced and general insurance expense increased to correct for a duplicate recording.

The change in total capital and surplus was due to the combination of items stated above.

COSMOPOLITAN LIFE INSURANCE COMPANY
SUPPLEMENTAL SCHEDULE OF SELECTED STATUTORY BASIS FINANCIAL DATA
For the year ended December 31, 2004

The following is a summary of certain financial data included in other exhibits and schedules subjected to audit procedures by independent auditors and utilized by actuaries in the determination of reserves.

Investment income earned

  U.S. Government Bonds                                   -
  Other bonds (unaffiliated)                              -
  Bonds of affiliates                                     -
  Preferred stocks of affiliates                          -
  Common stocks (unaffiliated)                            -
  Common stocks of affiliates                             -
  Mortgage loans                                          -
  Real estate                                             -
  Premium notes, policy loans and liens                   -
  Cash on hand and on deposit                         16,769
  Short-term investments                                  -
  Other invested assets                                   -
  Derivative instruments                                  -
  Aggregate write-ins for investment income               -
                                                -------------
   Gross Investment Income                      $     16,769
                                                =============

Real Estate Owned - Book Value less Encumbrances          -

Mortgage Loans - Book Value:
 Farm mortgages                                           -
 Residential mortgages                                    -
 Commercial mortgages                                     -
                                                -------------
     Total Mortgage Loans                                 -

Mortgage Loans by Standing - Book Value:
 Good standing                                            -
 Good standing with restructured terms                    -
 Interest overdue more than 90 days, not in foreclosure   -
 Foreclosure in process                                   -
                                                -------------

Other Long-Term Assets - Statement Value

Collateral Loans                                          -

Bonds and Stocks of Parents, Subsidiaries
and Affiliates - Book Value:
  Bonds                                                   -
  Preferred stocks                                        -
  Common stocks                                           -

COSMOPOLITAN LIFE INSURANCE COMPANY
SUPPLEMENTAL SCHEDULE OF SELECTED STATUTORY BASIS FINANCIAL DATA
For the year ended December 31, 2004 (continued)

Bonds and Short-Term Investments by Class and Maturity:
 Bonds by Maturity - Statement Value
   Due within 1 year through 5 years                      -
   Over 5 years through 10 years                          -
   Over 10 years through 20 years                         -
   Over 20 years                                          -
                                                -------------
    Total By Maturity                                     -

Bonds by Class - Statement Value
  Class 1                                                 -
  Class 2                                                 -
  Class 3                                                 -
  Class 4                                                 -
  Class 5                                                 -
  Class 6                                                 -
                                                -------------
      Total By Class                                      -

Total Bonds Publicly Traded                               -

Total Bonds Privately Placed                              -

Preferred Stocks - Statement Value                        -

Common Stocks - Market Value                              -

Short-Term Investments - Book Value                       -

Options, Caps and Floors Owned - Statement Value          -

Options, Caps and Floors Written and in
 Force - Statement Value                                  -

Collar, Swap and Forward Agreements
 Open - Statement Value                                   -

Future Contracts Open - Current Value                     -

Cash on Deposit                                           -

Life Insurance in Force:
 Industrial                                               -
 Ordinary                                      $         102
 Credit Life                                              -
 Group Life                                    $      27,665

COSMOPOLITAN LIFE INSURANCE COMPANY
SUPPLEMENTAL SCHEDULE OF SELECTED STATUTORY BASIS FINANCIAL DATA
For the year ended December 31, 2004 (continued)

Amount of Accidental Death insurance in Force Under
  Ordinary Policies                                       -

Life Insurance Policies with Disability Provisions in Force:
 Industrial                                               -
 Ordinary                                                 -
 Credit Life                                              -
 Group Life                                               -

Supplemental Contracts in Force:
 Ordinary - Not Involving Life Contingencies -
    Amount on deposit                                     -
    Income payable                                        -

Ordinary - involving Life Contingencies -
   Income payable                                         -

Group - Not Involving Life Contingencies -
   Amount on deposit                                      -
   Income payable                                         -

Group - Involving Life Contingencies -
   Income payable                                         -

Annuities:
 Ordinary -
   Immediate - Amount of income payable                   -
   Deferred - Fully paid account balance                  -
   Deferred - Not fully paid account balance              -

 Group -
   Amount of income payable                               -
   Fully paid account balance                             -
   Not fully paid - account balance                       -

Accident and Health Insurance - Premiums in Force:
 Ordinary                                                 -
 Group                                      $      6,651,794
 Credit                                                   -

Deposit Funds and Dividend Accumulations:
 Deposit funds - account balance                          -
 Dividend accumulations - account balance                 -

COSMOPOLITAN LIFE INSURANCE COMPANY
SUPPLEMENTAL SCHEDULE OF SELECTED STATUTORY BASIS FINANCIAL DATA
For the year ended December 31, 2004 (continued)


Claim Payments 2004:
 Group Accident and Health - Year Ended December 31, 2004
   2004                                     $       6,119,912
   2003                                             4,821,721
   2002                                             3,890,163
   2001                                             1,182,281
   2000                                                97,534
   1999                                                    -
   Prior                                                   -

 Other Accident and Health -
   2003                                                    -
   2002                                                    -
   2001                                                    -
   2000                                                    -
   1999                                                    -
   1998                                                    -
   Prior                                                   -

 Other Coverages that Use Developmental Methods to Calculate
   Claims reserves
   2004                                        $    1,514,401
   2003                                             1,041,230
   2002                                               585,109
   2001                                               942,970
   2000                                               757,473
   1999                                                31,926
   Prior                                               35,752

COSMOPOLITAN LIFE INSURANCE COMPANY
SUPPLEMENTAL SUMMARY OF INVESTMENT SCHEDULE
For the year ended December 31, 2004

                                                               Admitted Assets
                                     Gross Investment          Reported in the
                                         Holdings             Annual Statement

Bonds
U.S. treasury securities                $      -      %-       $      -      %-
U.S. government agency and
  corporate obligations
 (excluding mortgage-backed securities)        -       -              -       -
   Issued by U.S. government agencies          -       -              -       -
   Issued by US government sponsored agencies  -       -              -       -
Foreign government (including Canada,
  Excluding mortgage-backed securities)        -       -              -       -
Securities issued by states, territories and
  possessions and political subdivisions in
  the U.S.:                                    -       -              -       -
  States, territories, and possessions general
   obligations                                 -       -              -       -
  Political subdivisions of states,
   territories, and possessions and
   political subdivisions
   general obligations                         -       -              -       -
  Revenue and assessment obligations Industrial
   development and similar obligations         -       -              -       -
Mortgage-backed securities (includes
  Residential and commercial MBS):             -       -              -       -
  Pass-through securities:
   Guaranteed by GNMA                          -       -              -       -
   Issued by FNMA and FHLMC                    -       -              -       -
   Privately issued                            -       -              -       -
CMOs and REMICs:
  issued by FNMA and FHLMC                     -       -              -       -
  Privately issued and collateralized by MBS   -       -              -       -
  Issued or guaranteed by GNMA, FNMA
   or FHLMC                                    -       -              -       -
  All other privately issued                   -       -              -       -

Other debt and other fixed income securities
  (excluding short-term): Unaffiliated domestic
   securities (includes credit tenant
   loans rated by the SVO)                     -       -              -       -
  Unaffiliated foreign securities              -       -              -       -
  Affiliated securities                        -       -              -       -

Equity interests:
   Investments in mutual funds                 -       -              -       -
   Preferred stocks:                           -       -              -       -
     Affiliated                                -       -              -       -
     Unaffiliated                              -       -              -       -

COSMOPOLITAN LIFE INSURANCE COMPANY SUPPLEMENTAL SUMMARY OF INVESTMENT SCHEDULE For the year ended December 31, 2004 (continued)

                                                               Admitted Assets
                                     Gross Investment          Reported in the
                                         Holdings             Annual Statement

Equity interests:(continued)
   Publicly traded equity securities
     (excluding preferred stocks):
      Affiliated                       $      -      %-       $      -      %-
      Unaffiliated                            -       -              -       -
  Other equity sources:
     Affiliated                               -       -              -       -
     Unaffiliated                             -       -              -       -
  Other equity interests including tangible
     personal property under lease:
     Affiliated                               -       -              -       -
     Unaffiliated                             -       -              -       -
  Mortgage loans:
  Construction and land development
     Agricultural                             -       -              -       -
  Single family residential properties        -       -              -       -
  Multifamily residential properties          -       -              -       -
  Commercial loans                            -       -              -       -

Real estate investments:
  Property occupied by company                -       -              -       -
  Property held for production of income
     (includes $0 of property acquired in
      satisfaction of debt)                   -       -              -       -
  Property held for sale ($O including
      property acquired as satisfaction
      of debt)                                -       -              -       -

Policy loans
Receivables for securities
Cash and short-term investments
Other invested assets                  2,178,090   100.0%    2,178,090   100.0%
                                      ----------   ------   ----------  -------
Total Invested Assets               $  2,178,090   100.0%  $ 2,178,090   100.0%
                                      ==========   ======   ==========  =======

COSMOPOLITAN LIFE INSURANCE COMPANY
SUPPLEMENTAL INVESTMENT RISKS INTERROGATORIES
For the year ended December 31, 2004

1.  State the reporting entity's total admitted assets as reported on the annual
    statement.      $2,483,740.

2. State by investment category the 10 largest exposures to a single issuer/borrower/investment, excluding U.S. government, U.S. government securities and those U.S. government money market funds listed in the Appendix to the SVO Purposes and Procedures Manual as exempt, property occupied by the Company and policy loans.

    Investment Category

    None to state.

3. State the amounts and percentages of the reporting entity's total admitted assets held in bonds and preferred stocks by NAIC rating.

                                        Percent of Total
    Bonds                     Amount      Admitted Assets
    NAIC-1                       -                    -%
    NAIC-2                       -                    -%
    NAIC-3                       -                    -%
    NAIC-4                       -                    -%
    NAIC-5                       -                    -%
    NAIC-6                       -                    -%

    Preferred Stocks
    P/RP-1                       -                    -%
    P/RP-2                       -                    -%
    P/RP-3                       -                    -%
    P/RP-4                       -                    -%
    P/RP-5                       -                    -%
    P/RP-6                       -                    -%

4. State the amounts and percentages of the reporting entity's total admitted Assets held in foreign investments (regardless of whether there is any foreign currency exposure) and unhedged foreign currency exposure (defined as the statement value of investments denominated in foreign currencies which are not hedged by financial instruments qualifying for hedge accounting as specified in SSAP No. 31 - Derivative instruments), including:

   Foreign-currency-denominated investments of                $       -
   Supporting insurance liabilities denominated in
   that same foreign currency of                                      -
   and excluding Canadian investments and currency exposure of        -

   Assets held in foreign investments less than 2.5% of the
   reporting entity's total admitted assets, therefore detail not
   required for interrogatories 5-10.                  Yes [ x ]   No [   ]

11. There are none of the reporting entity's total admitted assets held in foreign investments.

12. Assets held in foreign investments less than 2.5% of the reporting entity's total admitted assets, therefore detail
    not required for interrogatory 12.      Yes [ x }   No [   ]

13. State the aggregate amounts and percentages of the reporting entity's total admitted assets held in investments with contractual sales restrictions (defined as investments having restrictions that prevent investments from being sold within 90 days).

COSMOPOLITAN LIFE INSURANCE COMPANY
SUPPLEMENTAL INVESTMENT RISKS INTERROGATORIES
For the year ended December 31, 2004

    Assets held in investments with contractual sales, restrictions less than 2.5% of the reporting entity's total admitted assets, therefore detail not
    required for interrogatory 13.          Yes [ x ]   No [   ]

14. State the amounts and percentages of admitted assets held in the largest 10 equity interests (including investments in the shares of mutual funds, preferred stocks, publicly traded equity securities, and other equity securities, and excluding money market and bond mutual funds listed in the Appendix to the SVO Practices and Procedures Manual as exempt or Class 1).

    Assets held in equity interests less than 2.5% of the reporting entity's total admitted assets, therefore detail not required for interrogatory 14.
                        Yes[x] No [   ]

15. State the amounts and percentages of the reporting entity's total admitted assets held in non-affiliated, privately placed equities (included in other equity securities) and excluding securities eligible for sale under Securities Exchange Commission (SEC) Rule 144a or SEC Rule 144 without volume restrictions.

    Assets held in non-affiliated, privately placed equities less than 2.5% of the reporting entity's total admitted assets, therefore detail not required
    for interrogatory 15.     Yes [ x ] No [   ]

16. State the amounts and percentages of the reporting entity's total admitted assets held in general partnership interests (included in other equity securities).

    Assets held in general partnership interests less than 2.5% of the reporting entity's admitted assets, therefore detail not required for interrogatory
    16.                       Yes [ x ]   No [   ]

17. With respect to mortgage loans reported in Schedule B, state the amounts and percentages of the reporting entities total admitted assets held.

    Mortgage loans reported in Schedule B less than 2.5% of the reporting entity's total admitted assets, therefore detail not required for
    interrogatories 17 and 18.         Yes [ x ]   No [   ]

19. State the amounts and percentages of the reporting entity's total admitted assets held in each of the five largest investments in one parcel or group of contiguous parcels of real estate reported in Schedule A, excluding property occupied by the Company.

    Assets held in each of the five largest investments on one parcel or group of contiguous parcels of real estate reported in Schedule A less than 2.5% of the reporting entity's total admitted assets, therefore detail not
    required for interrogatory 19.      Yes [ x ]   No [   ]

20. State the amounts and percentages of the reporting entity's total admitted assets subject to the following types of agreements:

                                    At Year-End        At End of Each Quarter
                                Percentage of Total   1st Qtr   2nd Qtr  3rd Qtr
                         Amount    Admitted Assets      Amount   Amount  Amount
                       ---------   --------------      -------   ------  ------
  Securities lending (do
   not include assets held
   as collateral for such
   transactions)        $     -             -%          $   -      $   -   $   -
  Reverse repurchase
   agreements                 -             -               -          -       -
  Dollar repurchase
   agreements                 -             -               -          -       -
  Repurchase agreements       -             -               -          -       -
  Dollar reverse
   repurchase agreements      -             -               -          -       -

COSMOPOLITAN LIFE INSURANCE COMPANY
SUPPLEMENTAL INVESTMENT RISKS INTERROGATORIES
For the year ended December 31, 2004


21. State the amounts and percentages indicated below for warrants not attached to other financial instruments, options, caps, and floors:

                                   Owned                        Written
                             Percentage of Total            Percentage of Total
                    Amount     Admitted Assets   Amount       Admitted Assets
                    --------     ------------    -------        ---------
    Hedging          $   -             -%         $   -              -%
    Income generation    -             -              -              -
    Other                -             -              -              -

22. State the amounts and percentages indicated below of potential exposure {defined as the amount determined in accordance with NAIC Annual Statement Instructions) for collars, swaps, and forwards:

                                   At Year-End        At End of Each Quarter
                                Percentage of Total   1st Qtr   2nd Qtr  3rd Qtr
                        Amount    Admitted Assets      Amount   Amount    Amount
                      ---------   --------------      -------   ------    ------
    Hedging           $    -           -%            $   -     $    -    $    -
    Income generation      -           -                 -          -         -
    Replications           -           -                 -          -         -
    Other                  -           -                 -          -         -

23. State the amounts and percentages indicated below of potential exposure (defined as the amount determined in accordance with the NAIC Annual Statement Instructions) for future contracts:

                                   At Year-End        At End of Each Quarter
                                Percentage of Total   1st Qtr   2nd Qtr  3rd Qtr
                        Amount    Admitted Assets      Amount   Amount    Amount
                      ---------   --------------      -------   ------    ------
    Hedging           $    -           -%            $   -     $    -    $    -
    Income generation      -           -                 -          -         -
    Replications           -           -                 -          -         -
    Other                  -           -                 -          -         -

24. State the amounts and percentages of 10 largest investments included in the Write-ins for Invested Assets category included on the Summary Investment
    Schedule:

    None to state.